EXHIBIT 24.1

POWER OF ATTORNEY

1.	BY THIS POWER OF ATTORNEY, each of the undersigned, in his capacity as a director or officer of Pinnacle Entertainment, Inc. (the “Company”) or certain of the Guarantors (as defined below), hereby constitutes and appoints Daniel R. Lee, Stephen H. Capp and John A. Godfrey or any duly authorized designee of the Company, and each of them, acting jointly or singly, to be his attorneys-in-fact and agents (each, an “Attorney”) to sign in his name and on his behalf in any and all capacities the Registration Statement on Form S-4 relating to the exchange offer of $200,000,000 aggregate principal amount of the Company’s 8.25% senior subordinated notes due 2012, and to sign in his name and on his behalf in any and all capacities any or all amendments to such Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and other appropriate governmental agencies, granting unto such Attorney full power and authority to do and perform each and every act and thing on behalf of the undersigned requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such Attorney may lawfully do or cause to be done by virtue hereof, with full power to appoint a further attorney or attorneys to act in addition to or in substitution or resubstitution for the Attorney. The term “Guarantors” as used herein means the following subsidiaries of the Company: Belterra Resort Indiana, LLC, a Nevada limited liability company, BILOXI CASINO CORP., a Mississippi corporation, Boomtown, LLC, a Delaware limited liability company, Casino Magic Corp., a Minnesota corporation, CASINO ONE CORPORATION, a Mississippi corporation, Crystal Park Hotel and Casino Development Company, LLC, a California limited liability company, HP/Compton, Inc., a California corporation, Louisiana-I Gaming, a Louisiana Partnership in Commendam, PNK (Reno), LLC, a Nevada limited liability company, PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company, and PNK (BOSSIER CITY), Inc., a Louisiana corporation.

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 4th day of May, 2004.

/s/ Daniel R. Lee

Daniel R. Lee

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 4th day of May, 2004.

/s/ Stephen H. Capp

Stephen H. Capp

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 4th day of May, 2004.

/s/ John V. Giovenco

John V. Giovenco

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 4th day of May, 2004.

/s/ Richard J. Goeglein

Richard J. Goeglein

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 4th day of May, 2004.

/s/ Bruce A. Leslie

Bruce A. Leslie

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 4th day of May, 2004.

/s/ James L. Martineau

James L. Martineau

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 4th day of May, 2004.

/s/ Michael Ornest

Michael Ornest

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 4th day of May, 2004.

/s/ Timothy J. Parrott

Timothy J. Parrott

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 4th day of May, 2004.

/s/ Lynn P. Reitnouer

Lynn P. Reitnouer